UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Tejon Ranch Co.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Both Leading Proxy Advisory Firms – ISS and Glass Lewis – Recommend Shareholders Vote

“FOR” ONLY Tejon’s 10 Director Nominees

ISS’s and Glass Lewis’s Reports Reinforce That Tejon’s Existing Directors Are Best Positioned to

Protect Shareholder Value

Company Launches VoteForTejon.com

TEJON RANCH, Calif., May 5, 2025 – Tejon Ranch Co. (NYSE: TRC), (“Tejon” or the “Company”), a diversified real estate development and agribusiness company, today announced that Glass Lewis & Co. (“Glass Lewis”) has joined Institutional Shareholder Services (“ISS”) in recommending that shareholders vote “FOR” ONLY Tejon’s 10 highly-qualified director nominees on the Company’s WHITE Proxy Card in connection with its Annual Meeting of Shareholders scheduled for May 13, 2025. Additional information, including details on how to vote, can be found at www.VoteForTejon.com.

In its May 3, 2025, report, Glass Lewis recommended Tejon shareholders:1

•	Vote “FOR” all 10 of the Company’s highly qualified director nominees on the WHITE card.

•	“WITHHOLD” on all Bulldog Investor (“Bulldog”) nominees, noting that these persons lack “appropriate industry experience that would be additive to the current board of directors.”

In its May 2, 2025, report, ISS recommended Tejon shareholders:1

•	Vote “FOR” all 10 of the Company’s nominees, as Bulldog “has not presented a compelling case for change. As such, support for all management nominees is warranted on the management card.”

•

“WITHHOLD” on all Bulldog nominees given “the dissident does not even provide a public view on which management nominees it hopes to unseat, and two of the dissident’s three nominees are already overboarded. As such, the dissident has not presented a compelling case for change.”

Tejon issued the following statement:

We are very pleased that both major proxy advisory firms – ISS and Glass Lewis – recommend Tejon shareholders vote “FOR” all 10 of our highly qualified director nominees. The support of these proxy advisory firms reinforces our belief that Tejon’s Board has the right expertise and strategic vision to unlock the value of our unique assets. These critical recommendations draw a clear line between Tejon’s experienced, shareholder-focused nominees and Bulldog’s unqualified slate.

[1]	Permission to use quotations was neither sought nor obtained.

ISS and Glass Lewis recognize that Bulldog is running an opportunistic campaign to install three unqualified director nominees on Tejon’s Board. Crucially, as both firms note, Bulldog has failed to articulate any clear plan for Tejon. Glass Lewis even noted that Bulldog recognized its own lack of understanding, indicating they “cannot be sure what changes are needed”. Bulldog’s nominees’ lack of experience and short-sighted approach risks unraveling the purposeful work of Tejon’s Board and management team. Glass Lewis and ISS’s independent determinations that Tejon shareholders should support all of the Company’s director nominees affirms our view that Bulldog’s nominees would derail the important progress Tejon is making.

We urge all Tejon shareholders to follow ISS and Glass Lewis’s recommendations by voting “FOR” ONLY Tejon’s 10 director nominees on the Company’s WHITE proxy card and withholding all votes from Bulldog’s nominees to protect your investment in Tejon.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.

YOU MAY VOTE BY THE INTERNET OR MAIL BY FOLLOWING THE INSTRUCTIONS ON THE

WHITE PROXY CARD. WE URGE YOU TO VOTE TODAY!

If you have any questions or require any assistance with voting your shares, please contact:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Banks and Brokers: (212) 390-0450

All Others: (866) 796-7184

Email: TRC@dfking.com

Vestra Advisors is serving as financial advisor to Tejon and Gibson, Dunn & Crutcher LLP is serving as the Company’s legal advisor.

About Tejon Ranch Co. (NYSE: TRC)

Tejon Ranch Co. is a diversified real estate development and agribusiness Company whose principal asset is its 270,000-acre land holding located approximately 60 miles north of Los Angeles and 30 miles south of Bakersfield. For more information on the Company, please go to www.tejonranch.com.

Forward Looking Statements

This communication contains forward-looking statements about future events and circumstances. Generally speaking, any statement not based upon historical fact is a forward-looking statement. In particular, statements regarding Tejon’s plans, strategies, prospects and expectations regarding its business and industry are forward-looking statements. They reflect Tejon’s expectations, are not guarantees of performance and speak only as of the date hereof. Except as required by law, Tejon does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements. Tejon’s business results are subject to a variety of risks, including business conditions and the general economy, future commodity prices and yields, market forces, the ability to obtain various governmental entitlements and permits, interest rates and other risks inherent in real estate and agriculture businesses. For further information on factors that could affect Tejon’s business results, refer to Tejon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and subsequent filings with the U.S. Securities and Exchange Commission.

Additional Information and Where to Find It

Tejon has filed a definitive proxy statement on Schedule 14A and WHITE proxy card with the SEC in connection with its solicitation of proxies for its 2025 Annual Meeting of Shareholders.

SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY TEJON AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of these documents and other documents Tejon files with the SEC free of charge at the SEC’s website at www.sec.gov. Copies of the documents filed by Tejon are also available free of charge by accessing Tejon’s website at www.tejonranch.com.

Participants

Tejon, its directors, certain of its executive officers, and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Tejon. The identity of individual participants and information about their direct and indirect interests in the solicitation is available in Tejon’s definitive proxy statement filed with the SEC on April 3, 2025 under “Supplemental Information Regarding Participants in the Solicitation” in Appendix A, which is available free of charge at the SEC’s website at www.sec.gov.

Contacts:

Investors

Nicholas Ortiz

Tejon Ranch Co., Senior Vice President, Corporate Communications & Public Affairs

(661) 663-4212

nortiz@tejonranch.com

Media

Eric Brielmann / Jed Repko

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449